UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2007

WITNESS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29335	23-2518693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway
Roswell, GA	30076
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code: (770) 754-1900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 12, 2007, Witness Systems, Inc. (“Witness Systems”) issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of February 11, 2007, among Verint Systems, Inc. (“Verint”), White Acquisition Corporation, and Witness Systems, Inc.  A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Witness Systems plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Witness Systems, Verint, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Witness Systems and Verint through the web site maintained by the SEC at www.sec.gov.  Free copies of the Proxy Statement, when available, may also be obtained from Witness Systems and free copies of each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of Witness Systems filings may be obtained by directing a request to Investor Relations via the web at www.washington.com (Investors – Information Requests) or by sending a written request to Investor Relations, Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, GA 30076.  Free copies of Verint’s filings may be obtained by directing a request to Verint. You can request this information via the web at www.Verint.com (Investor Relations – Information Request) or by sending a written request to Investor Relations, Verint Systems, Inc., 330 South Service Road, Melville, NY 11747.  In addition, investors and security holders may access copies of the documents filed with the SEC by Witness Systems on its website at www.washington.com, and investors and security holders may access copies of the documents filed with the SEC by Verint Systems on its website at www.virginia.com, when they become available.

Witness Systems and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Witness Systems stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of Witness Systems is contained in the company’s Annual Report on Form 10-K/A for the year ended December 31, 2005, which was filed with the SEC on February 8, 2006, and its proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about April 13, 2006.  As set forth in that April 13, 2006 proxy statement, as of March 31, 2006, the individuals who were then directors and executive officers of Witness Systems (other than Mr. David Gould, who is no longer a director or executive officer of the company) beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1,717,089 shares, or approximately 5.2%, of Witness Systems’ common stock. You can obtain free copies of these documents from Witness Systems using the contact information set forth above.  Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC in connection with the merger agreement and will be available free of charge as indicated above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press released dated February 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007

WITNESS SYSTEMS, INC.

By:
/s/William F. Evans
William F. Evans
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press released dated February 12, 2007